CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Form 8-K/A to be filed on November 18, 1996 by Multi-Market Radio, Inc. ("MMR") and in the Registration Statement (Form SB-2 No. 33-74526) of MMR of our report dated September 20, 1996 with respect to the financial statements of WKSS 95.7-FM (a division of Precision Media Corporation) which were included in the Registration Statement (Form S-4 No. 333-13337) of SFX Broadcasting, Inc.


                                                Ernst & Young, L.L.P.


New York, New York
November 18, 1996





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